                                                                  Exhibit 3.10

                    ANDREWS OFFICE SUPPLY & EQUIPMENT COMPANY

                              AMENDED AND RESTATED

                                  B Y - L A W S

                                    ARTICLE I
                                     OFFICES

         Section 1. The registered office shall be in the City of Washington, District of Columbia.

         Section 2. The corporation may also have offices at such other places both within and without the District of Columbia as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

         Section 1. Meetings of the shareholders shall be held in the Washington, DC.

         Section 2. Annual meetings of shareholders, commencing with the year 1999, shall be held on the last week of June at 10:00 a.m., at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Special meetings of the shareholders may be called by the president, the secretary, the board of directors, or by the holders of not less than one-fifth of all the outstanding shares entitled to vote.

         Section 4. Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than fifty days before the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the records of the corporation, with the postage thereon pre-paid.

         Section 5. Business transacted at any special meeting of shareholders shall be confined to the purposes stated in the notice thereof.

         Section 6. A majority of the outstanding shares having voting power, represented in person or by proxy, shall constitute a quorum at meetings of the shareholders except as otherwise provided by statute or by the articles of incorporation. If a meeting cannot be organized because a quorum has not attended, then those present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented any business may be transacted that might have been transacted at the meeting as originally called.

         Section 7. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting except when the question is one upon which the express provision of the statutes or of the articles of incorporation requires a different vote, then such express provision shall govern and control the decision of such question. However, in elections of directors, those receiving the greatest number of votes shall be deemed elected though not receiving a majority.

         Section 8. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders unless otherwise provided in the articles of incorporation. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         Section 9. Any action required by the statutes to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE III
                                    DIRECTORS

         Section 1. The number of directors of the corporation shall be three. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be shareholders.

         Section 2. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of the shareholders entitled to vote called for that purpose. Any vacancy occurring in the board of directors for any cause other than by reason of an increase in the number of directors may be filled by affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors, unless the articles of incorporation otherwise provide. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         Section 3. The business and affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or these by-laws directed or required to be exercised and done by the shareholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 4. Meetings of the board of directors, regular or special, may be held within or without the District of Columbia.

         Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting. Notice of such meeting shall not be necessary to the newly elected directors in order legally to constitute the meeting provided a quorum shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

         Section 7. Special meetings of the board of directors may be called by the president or secretary on the written request of two directors. Written notice of special meetings of the board of directors shall be given to each director at least two days before the date of the meeting.

         Section 8. A majority of the directors shall constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

                               EXECUTIVE COMMITTEE

         Section 10. The board of directors, by resolution adopted by a majority of the whole board, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation.

         Section 11. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

                            COMPENSATION OF DIRECTORS

         Section 12. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV
                                     NOTICES

         Section 1. Notices to directors and shareholders shall be in writing and delivered personally or by mail to the directors or shareholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when same shall be mailed. Notice to directors may also be given by telegram.

         Section 2. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation or of these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         Section 3. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

                                    ARTICLE V
                                    OFFICERS

         Section 1. The officers of the corporation shall consist of a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. Any two or more offices may be held by the same person, except the offices of president and secretary.

         Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice presidents, a secretary and a treasurer, none of whom need be a member of the board.

         Section 3. The board of directors may elect or appoint such other officers, assistant officers and agents as it shall deem necessary who shall hold their offices for such terms and shall have authority and perform such duties as shall be determined from time to time by the board.

         Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

         Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever, in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

                                  THE PRESIDENT

         Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

         Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                               THE VICE-PRESIDENTS

         Section 8. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

         Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

         Section 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 14. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE VI
                             CERTIFICATES FOR SHARES

         Section 1. The shares of the corporation shall be represented by certificates signed by the president or a vice-president and the secretary or an assistant secretary and sealed with the seal of the corporation. Such seal may be a facsimile. No certificate shall be issued for any share until such share is fully paid. Each certificate representing shares shall state that the corporation is organized under the laws of the District of Columbia, the name of the person to whom issued, the number and class of shares which such certificate represents and the par value of each share represented by such certificate, or a statement that the shares are without par value. If the corporation shall be authorized to issue shares of more than one class, the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued shall be stated in full or in the form of a summary either upon the face or back of each certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

         The limitations and the restrictions upon the transferability of any certificate shall either be stated in full or in the form of a summary either upon the face or back of each certificate or a statement, upon the face or back of each certificate, shall be made that the corporation will furnish to any shareholder upon request and without charge such full or summary statement.

         Section 2. Where certificates are countersigned by a transfer agent other than the corporation itself, or an employee of the corporation, or by a transfer clerk and registered by a registrar, the signatures of the president or vice-president and the secretary or assistant secretary upon such certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to hold office at the date of its issue.

                                LOST CERTIFICATES

         Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificates for shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                               TRANSFERS OF STOCK

         Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE

         Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any proper purpose, the board of directors may provide that the stock-transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock-transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock-transfer books, the board of directors may fix, in advance, a date as the record date for any determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock-transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

                             REGISTERED SHAREHOLDERS

         Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the District of Columbia.

                                   ARTICLE VII
                               GENERAL PROVISIONS
                                    DIVIDENDS

         Section 1. The board of directors may declare and the corporation may pay dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its articles of incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

         Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

         Section 4. The fiscal year of the corporation shall end on the last Saturday of April.

                                      SEAL

         Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, District of Columbia". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII
                                   AMENDMENTS

         Section 1. These by-laws may be altered, amended, or repealed or new by-laws adopted at any regular meeting of the board of directors or at any special meeting of the board of directors if notice of such proposed action be contained in the notice of such special meeting.